As filed with the Securities and Exchange Commission on June 12, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BANK FIRST CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Wisconsin	39-1435359
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
402 North 8th Street
Manitowoc, Wisconsin 54220
(920) 652-3100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Kelly Dvorak
General Counsel
Bank First Corporation
402 North 8th Street
Manitowoc, Wisconsin 54220
(920) 652-3100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies of
Communications to:
Bradley J. Wyatt
Dickinson Wright PLLC
350 S. Main Street, Suite 300
Ann Arbor, Michigan 48104
(734) 623-7075
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
CALCULATION OF REGISTRATION FEE
Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock	200,000 shares(2)	$63.30(3)	$12,660,000(3)	$1643.27

(1)
On June 9, 2020, which date is within five business days prior to filing this Registration Statement, the average of the high ($64.50) and low ($62.09) prices of the Common Stock of Bank First Corporation on The NASDAQ Stock Market was $63.30 per share. The registration fee is computed in accordance with Rule 457(c).

(2)
In addition, pursuant to Rule 416, this registration statement also covers such indeterminate number of additional shares as may be authorized in the event of adjustments as a result of increases in the number of issued shares of Common Stock resulting from the payment of stock dividends or stock splits or certain other capital adjustments.

(3)
Estimated solely for the purpose of calculating the registration fee.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN PROSPECTUS
200,000 Common Shares

The Dividend Reinvestment and Stock Purchase Plan of Bank First Corporation (“BFC”) provides our shareholders with an attractive and convenient way to reinvest cash dividends in shares of our common stock and to buy additional shares of our common stock through voluntary cash purchases. The Dividend Reinvestment and Stock Purchase Plan (the “Plan”) allows you to:
•
reinvest all or part of your cash dividends in shares of our common stock;

•
invest voluntary cash payments in shares of our common stock;

•
deposit shares of our stock in the Plan for safekeeping; and

•
sell the shares you hold in the Plan.

This prospectus (the “Prospectus”) relates to common shares purchased under the Plan after the date hereof. The price for such shares will be determined pursuant to the terms of the Plan as described herein. BFC common shares are listed on NASDAQ under the symbol “BFC.” On June 9, 2020, the NASDAQ Official Closing Price of our common stock was $63.35 per share.
These securities are not savings or deposit accounts or other obligations of any bank, and they are not insured by the Federal Deposit Insurance Corporation or any other insurer or governmental agency. Investing in our common stock involves risks. SEE “RISK FACTORS” ON PAGE 2 HEREOF.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is June 12, 2020. It is suggested that this Prospectus be retained for future reference.

i

RISK FACTORS
Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this Prospectus and the documents incorporated by reference herein, including the risks and uncertainties described in our consolidated financial statements and the notes to those financial statements and the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, and updates in Part II, Item 1A of our Form 10-Q filings, which are incorporated by reference in this Prospectus. If any of the risks and uncertainties described in this Prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.
ABOUT THIS PROSPECTUS
This Prospectus is part of a registration statement (“Registration Statement”) that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under the shelf registration process, BFC may from time to time sell the shares of BFC common stock described in this Prospectus pursuant to the Dividend Reinvestment and Stock Purchase Plan, as described herein.
You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. The information in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or any sale of our common stock. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this Prospectus or that the information contained or incorporated by reference in this Prospectus or any accompanying prospectus supplement is correct as of any time subsequent to the date of such information.
WHERE CAN YOU FIND MORE INFORMATION
We have filed the Registration Statement with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended, registering the offer and sale of BFC common stock pursuant to our Dividend Reinvestment and Stock Purchase Plan. This Prospectus constitutes part of the Registration Statement. The Registration Statement, including the exhibits and schedules attached to the Registration Statement and the information incorporated by reference, contains additional relevant information about us and the securities not included in this Prospectus. The rules and regulations of the SEC allow us to omit from this Prospectus certain information included in the Registration Statement. In addition, BFC files annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available through BFC’s website at https://bankfirstwi.bank/.
You may also read and copy this information and the Registration Statement at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
The SEC also maintains an Internet web site that contains reports, proxy and information statements, and other information about issuers of securities, like us, who file such material electronically with the SEC. The address of that web site is www.sec.gov.
INCORPORATED DOCUMENTS
The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, except for any information superseded by information in this prospectus.

This prospectus incorporates by reference the documents set forth below that we have filed (excluding portions of any Form 8-K reports that specify that they have not been “filed” but rather have been “furnished”) previously with the SEC:
1.
our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC pursuant to Section 13(a) of the Exchange Act on March 11, 2020;

2.
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2020, and definitive additional proxy soliciting materials on Schedule 14A, filed with the SEC on May 19, 2020, in connection with our June 8, 2020 annual meeting of shareholders;

3.
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC pursuant to Section 13(a) of the Exchange Act on May 11, 2020; and

4.
our Current Reports on Form 8-K filed with the SEC pursuant to Section 13(a) of the Exchange Act on March 2, 2020, March 5, 2020, March 20, 2020, April 21, 2020, April 27, 2020, May 18, 2020, and June 10, 2020.

All documents subsequently filed with the SEC by BFC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be a part of this registration statement from the date of filing of such documents. In no event, however, will any of the information, including exhibits, that we disclose under Item 2.02 and Item 7.01 of any Current Report on Form 8-K that has been or may, from time to time, be furnished to the SEC, be incorporated into or otherwise become a part of this prospectus.
Any statements contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
You can obtain any of the documents incorporated by reference in this Prospectus from us without a charge. You can obtain documents incorporated by reference by requesting them from us, either orally or in writing. Requests for such documents should be directed to Bank First Corporation, 402 North 8th Street, Manitowoc, Wisconsin 54220, (920) 652-3100. You can also obtain these documents on or through our website at https://bankfirstwi.bank/ and from the sources referenced above under section entitled “Where You Can Find More Information.”
BANK FIRST CORPORATION
Bank First Corporation is a Wisconsin corporation that was organized in April 1982 to serve as the holding company for Bank First, N.A., a national banking association founded in 1894. Bank First, N.A. is a wholly-owned subsidiary of Bank First Corporation. Bank First Corporation and Bank First, N.A. are headquartered in Manitowoc, Wisconsin, and Bank First, N.A. is a member of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and regulated by the Office of the Comptroller of the Currency (the “OCC”). Bank First, N.A. has twenty-three (23) offices, including its headquarters, in Manitowoc, Outagamie, Brown, Winnebago, Sheboygan, Waupaca, Ozaukee, Monroe, Jefferson and Barron counties in the State of Wisconsin. Unless the text clearly suggests otherwise, references to “us,” “we,” “our,” or “the company” include Bank First Corporation and its wholly-owned subsidiaries.

THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
The following, in a question and answer format, are the provisions of BFC’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”). Those holders of our common stock who do not participate in the Plan will continue to receive cash dividends, if and when declared.
Purpose
1.
What is the purpose of the Plan?

The purpose of the Plan is to provide record holders of BFC’s common shares (which common shares are referred to in this prospectus as our “Common Stock”), who participate in the Plan (“Participants”) with an attractive and convenient way to reinvest cash dividends in shares of Common Stock and to buy additional shares of Common Stock through voluntary cash purchases. The Plan also provides us with a cost-efficient way to raise additional capital through the direct sale of our common stock to Participants in the Plan. Each Participant should recognize that neither BFC nor the Plan Administrator (as defined in Question 3) can provide any assurance that shares purchased under the Plan will, at any particular time, be worth as much or more than their purchase price.
Benefits
2.
What are the principal benefits of the Plan?

•
Conveniently acquire additional shares of Common Stock by reinvesting cash dividends and through voluntary cash purchases (See Question 13)

•
Invest the full available amount of all cash dividends as the Plan provides for fractional interests in the shares held in the Plan (See Question 10)

•
Deposit shares of our stock in the Plan for safekeeping (See Question 18)

•
Receive a statement of account detailing your transactions and accumulated share balance promptly following each transaction (See Question 17)

•
Sell shares directly through the Plan with transaction costs less than a typical full-service or discount broker (See Question 21)

Administration
3.
Who administers the Plan for Participants?

Computershare Trust Company, N.A. (“Plan Administrator”) administers the Plan as the agent for Participants, and in such capacity sends statements of account to Participants and performs other duties relating to the Plan (See Question 25). You may contact the Plan Administrator using the following options:
•
Telephone inquiries: 1-800-736-3001

•
Online inquiries: via the secure, online contact form available through Computershare Investor Center at www.computershare.com/investor under Contact Us (please include your account number)

•
Written correspondence (please include your account number):

Computershare Investor Services
Dividend Reinvestment Department
P.O. Box 505000
Louisville, KY 40233-5000

Participation
4.
Who is eligible to participate?

All U.S. citizens who are currently shareholders of BFC are eligible to participate in the Plan.
If you are not a U.S. citizen, you can participate in the Plan, provided there are not any laws or governmental regulations that would prohibit you from participating or laws or governmental regulations that would affect the terms of the Plan. We reserve the right to deny or terminate participation of any shareholder if we deem it advisable under any foreign laws or regulations.
Record holders of BFC’s Common Stock may participate in the Plan with respect to all or any portion of their common shares. If your shares are held in someone else’s name, such as a broker or nominee, you may participate by having the record holder (the “Nominee”) execute an Enrollment Form as described in Question 5. To facilitate participation in the Plan by all beneficial owners of Common Stock, the Plan Administrator may accept dividend reinvestment instructions up to the record date established for payment of a particular dividend.
If you are a beneficial owner, that is your shares are held on the books of the Plan Administrator in the name of a Nominee, your distributions will be reinvested automatically by the Nominee in additional shares under the Plan only if your Nominee provides such a service and you elect to participate in the Plan. Many Nominees do not provide such a service and routinely request dividends and distributions to be paid in cash on all shares registered in their names. Therefore, if your shares are held for your account by a Nominee and you would like to participate in the Plan, then, in addition to enrolling in the Plan as provided in Question 5, you must either make appropriate arrangements for your Nominee to participate on your behalf, or you must become a stockholder of record by having a part or all of your shares transferred to your own name. If your shares are held in the name of a Nominee, you should contact the Nominee for details.
All of the other Plan provisions apply to nominee participation in the Plan. Without limiting the generality of this statement, voluntary cash purchases with respect to all shares of any stockholder of record may not exceed $200,000 per year (See Question 15). To avoid such limitation with respect to a nominee, you may elect to have your shares transferred into your own name. In addition, voluntary cash purchases by a nominee must be received by the Plan Administrator within the period described in Question 15 in order to be invested on a particular Investment Date (as defined in Question 8).
5.
How does an eligible shareholder enroll in the Plan?

An eligible shareholder may join the Plan at any time by completing and signing an Enrollment Form and returning it to the Plan Administrator. Enrollment Forms may be obtained from the Plan Administrator via any of the methods listed in Question 3. In addition, Participants may enroll online through Computershare Investor Center accessible at www.computershare.com/investor. Enrollment Forms for new Participants must be received prior to a dividend record date for eligible shareholders to reinvest that dividend.
6.
What dividend participation options are available under the Plan?

Record holders of Common Stock may elect the reinvestment of cash dividends as follows:
A.   Full Dividend Reinvestment.   You may elect to reinvest all of your cash dividends by designating your election on your enrollment form. Dividends paid on all shares registered in your name in share certificate form and/or credited to your account will be reinvested under the Plan in additional common shares. Automatic reinvestment of your dividends does not relieve you of liability for income taxes that may be owed on your dividends.
B.   Partial Dividends Paid in Cash.   You may elect to receive part of your dividends in cash by designating your election on your enrollment form. If you elect this option, you must specify the number of whole shares for which you want to receive cash dividends. Dividends paid on all other shares registered in your name in share certificate form and/or credited to your account will be reinvested under the Plan in additional common shares.

C.   All Dividends Paid in Cash (No Dividend Reinvestment).   You may elect to receive all of your dividends in cash by designating your election on your enrollment form. Dividends paid on all shares registered in your name in certificate form and/or credited to your account will be paid in cash. Dividends paid in cash will be sent to you by check in the manner in which such dividends are sent to shareholders of BFC.
7.
How do you change your dividend reinvestment option under the Plan?

As a Participant, you may change your dividend reinvestment option at any time. If you wish to change the number of shares of Common Stock subject to dividend reinvestment under the Plan, you may do so online through Computershare Investor Center accessible at www.computershare.com/investor or you may notify the Plan Administrator by telephone or in writing as described in Question 3. Any such notification received after a dividend record date will not be effective for such record date, so cash dividends will be reinvested and the shares credited to your account according to prior instructions.
Purchases
8.
When will shares of Common Stock be purchased under the Plan?

Cash dividends will be used to purchase Common Stock on the date cash dividends are paid to shareholders of record. If the dividend payment date is not a trading day, then dividends will be used to purchase Common Stock on the next trading day. Voluntary cash purchases will be invested on the tenth (10th) day of each month or the next trading day if the 10th day is not a trading day. Each date on which dividends are reinvested and/or cash purchases are invested is referred to as an “Investment Date.”
Purchases on the open market will begin on the Investment Date and will be completed no later than 30 days from such date with respect to dividend reinvestment and 35 days with respect to voluntary cash purchases except where completion at a later date is necessary or advisable under federal securities laws.
Interest will not be paid on funds held in your Plan account pending investment.
9.
From what source and at what price will shares of Common Stock be purchased under the Plan?

At our option, shares of Common Stock to be purchased under the Plan will be purchased directly from BFC as treasury shares, newly issued shares, purchased on the open market, or a combination of the foregoing. You cannot choose the source of our shares; this is entirely at our discretion.
The price of shares of Common Stock will be the average of the high and low prices of BFC Common Stock in transactions reported on The NASDAQ Stock Market on the trading day preceding the Investment Date.
Share purchases in the open market may be made in The NASDAQ Stock Market or by negotiated transactions on terms that the Plan Administrator may reasonably determine. For shares purchased on the open market, the Plan Administrator may combine your funds with funds of other Participants and generally will batch purchase types (cash dividends and voluntary cash purchase) for separate execution by its broker. At the Plan Administrator’s discretion, these batches may be combined and executed by its broker. The Plan Administrator may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in shares of the common stock, the Plan Administrator’s broker may execute purchases for any batch or batches in multiple transactions and over more than one day. If different purchase types are batched, the price per share of Common Stock purchased for each Participant’s account, whether purchased with reinvested cash dividends or with voluntary cash purchases, shall be the weighted average price of the specific batch for shares of the Common Stock purchased by the Plan Administrator’s broker on that investment date. Neither BFC nor any Participant will have any authority or power to direct the date, time, or price at which shares of BFC Common Stock may be purchased or the selection of a broker or dealer through or from whom purchases are to be made.

We will not change our determination of whether shares purchased for the Plan will be purchased from treasury shares, authorized but unissued shares, or in the open market more than once every three months and without a determination by its board of directors or Chief Financial Officer that our need to raise additional capital has changed or there is another valid reason for the change.
10.
How many shares of Common Stock will be purchased?

The number of shares that will be purchased for you will depend on the amount of cash dividends to be reinvested and voluntary cash purchases (if any) in your Plan account and the applicable purchase price of the Common Stock (See Question 9). Your account will be credited with that number of shares, including any fractional interest computed to six decimal places, equal to the total amount to be invested less any applicable fees, divided by the applicable purchase price as described in Question 9.
11.
Will cash dividends on shares held in a Participant’s account be used to purchase additional shares under the Plan?

Cash dividends on the number of shares you specify upon enrollment will be reinvested in accordance with the Plan whether you hold physical certificates for those shares or such shares are held in book entry in your Plan account. If you have specified full dividend reinvestment for all of your common shares, all cash dividends on shares held in your Plan account as well as on common shares for which you hold certificates will be automatically reinvested in additional shares of Common Stock until you notify the Plan Administrator otherwise (See Question 7).
12.
Are there any expenses to Participants in connection with cash dividends used for purchases under the Plan?

No. You do not incur any transaction fees or other charges for using cash dividends to make purchases under the Plan. However, certain other services offered through the Plan may involve fees (See Questions 16 and 21).
Voluntary Cash Purchases
13.
Who is eligible to make voluntary cash purchases?

All BFC shareholders as of the dividend record date who enroll in the Plan may elect to make voluntary cash purchases.
14.
How does the voluntary cash purchase option work?

Participants may purchase additional shares of Common Stock by forwarding a check to the Plan Administrator with the optional cash purchase form attached to each statement of your Plan account. Checks should be made payable to “Computershare- Bank First Corporation,” include your account number and be made payable in U.S. dollars. If you are not in the U.S., contact your bank to verify that they can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, the Plan Administrator is unable to accept checks clearing through non-U.S. banks. All checks should be sent to the Plan Administrator, at the address provided in Question 3. The Plan Administrator will not accept cash, money orders, traveler’s checks or third party checks.
You may also make voluntary cash purchases through Computershare Investor Center accessible at www.computershare.com/investor by authorizing a one-time online bank debit from an account at a U.S. bank or financial institution. The online confirmation will contain the account debit date and investment date.
Additionally, you may make recurring automatic investments of a specified amount (up to $200,000 per calendar year) through an Automated Clearing House (ACH) withdrawal from a predesignated account at a U.S. bank or financial institution. To initiate automatic deductions, you may enroll through Computershare Investor Center accessible at www.computershare.com/investor or complete and sign a Direct Debit Authorization Form and return it to the Plan Administrator together with a voided blank check or savings account deposit slip for the account from which funds are to be drawn. A Direct Debit Authorization Form may also be obtained by calling the Plan Administrator. Forms will be processed and will become effective as promptly as practicable; however, you should allow four to six weeks for your first investment to be initiated. Once recurring automatic deductions are initiated, funds will be drawn from your account on the 7th of each month, or the next business day if the 7th is not a business day. Automatic deductions will continue at the level you set until you change your instructions by notifying the Plan Administrator.
Any voluntary cash purchase received by the Plan Administrator will be applied to the purchase of shares of Common Stock on the applicable Investment Date as described in Questions 8 and 15, depending on when the payment is received, at a price determined in accordance with the provisions of the Plan (See Questions 8 through 10). No interest will be paid on uninvested voluntary cash purchases. You may obtain the return of any voluntary cash payment if such request is received by the Plan Administrator on or before the second business day prior to the Investment Date on which it is to be invested.
In the event that any Participant’s check for a cash purchase is returned unpaid for any reason, or an electronic funds transfer is not effected, the Plan Administrator will consider the request for investment of such funds null and void. If any shares were purchased for the Participant’s Plan account upon the prior credit of such funds, the Plan Administrator shall immediately remove those shares from such Participant’s Plan account. The Plan Administrator shall thereupon be entitled to sell the shares to satisfy any uncollected amount plus any applicable fees (currently $35). If the net proceeds from the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Plan Administrator shall be entitled to sell such additional shares from the Participant’s Plan account as may be necessary to satisfy the uncollected balance.
15.
Are there limitations on voluntary cash purchases?

Voluntary cash payments to be applied to the purchase of shares on any given Investment Date must be received by the Plan Administrator no later than two business days prior to such Investment Date. Voluntary cash payments received after such time will be held without interest for investment on the succeeding Investment Date for voluntary cash purchases. Voluntary cash purchases may not be less than $50 per purchase and such purchases on behalf of any Participant may not aggregate more than $200,000 per calendar year. BFC reserves the right in its sole discretion to determine whether voluntary cash purchases are made on behalf of a particular Participant for purposes of determining whether this limitation has been met.
16.
Are there any expenses to Participants in connection with voluntary cash purchases under the Plan?

All costs for the purchase of shares and administration of the Plan will be paid by BFC with the exception of:
•
Costs associated with automatic investments which may be assessed by your financial institution, as described in Question 14 above;

•
Any costs resulting from you having insufficient funds to effect payment for initial and/or optional investments, as described in Question 14 above;

•
Those costs associated with your direction to the Plan Administrator to sell all or a portion of your shares as described under in Question 21 below; and

•
Those costs related to a sale of a fractional share, as described in Question 20 below.

Reports to Participants
17.
What kind of reports will be sent to Participants in the Plan?

A Dividend Reinvestment Plan statement will be mailed to each Participant as soon as practicable after each investment. These statements will provide a record of specific cost basis information in accordance with applicable law and should be retained for tax purposes. Each Participant will also receive information for year-end income tax reporting purposes. If you have deposited other BFC shares with the Plan Administrator as discussed in Question 18, you will receive information with respect to such shares in your regular Dividend Reinvestment Plan statement.
All notices from the Plan Administrator will be addressed to you at your last address of record with the Plan Administrator. The mailing of a notice to your last address of record will satisfy the Plan Administrator’s duty of giving notice to you. Therefore, you must promptly notify the Plan Administrator of any change of address. You may elect to receive your Plan statement and other information via electronic delivery by signing up for electronic shareholder communications eDelivery through Computershare Investor Center at www.computershare.com/investor. Statements are available through Computershare Investor Center at www.computershare.com/investor at no charge. The Plan Administrator charges a fee for providing copies of previous years’ statements. The current fee which is subject to change is $10.
Contribute Shares
18.
Can you contribute shares you already own to your Plan account?

Yes, you may deposit additional shares. If you hold paper stock certificates, forward the certificates to the Plan Administrator to the address set forth in Question 3 with the form located on the back of your Dividend Reinvestment Plan statement or a letter indicating you would like the shares deposited in your Plan account. We recommend that, when sending share certificates to the Plan Administrator, you do not sign the certificates and you send the certificates by courier service, certified mail or other traceable delivery service, and properly insured.
You may contribute book-entry direct registration shares by requesting the Plan Administrator (through the Internet, by telephone or in writing) to move your book-entry direct registration shares into your Plan account.
Withdrawal of Shares and Termination of Participation in the Plan
19.
How can you withdraw shares and terminate participation in the Plan?

At any time you may withdraw a portion of the whole shares of Common Stock credited to your account, or terminate your participation in the Plan by withdrawing all of your Plan shares. Complete and return the form on the back of your Dividend Reinvestment Plan statement or provide detailed instructions through the Internet, by telephone or in writing to the Plan Administrator as described in Question 3. Whole shares of Common Stock so withdrawn will be issued to you electronically as direct registration shares or in certificate form at your option, unless you have requested sale of the shares by the Plan Administrator as described in Question 21. Issuance of certificates may be subject to an additional fee. Please contact the Plan Administrator to determine if there is a certificate issuance fee.
You should note that for any requests to withdraw shares received near a record date for an account whose dividends are to be reinvested, the Plan Administrator, in its sole discretion, may either distribute such dividends in cash or reinvest them in shares on your behalf. In the event reinvestment is made, the Plan Administrator will process the termination as soon as practicable, but in no event later than five business days after the investment is complete.
If you withdraw all of your whole Plan shares and any fractional interest, your participation in the Plan will be terminated and any future dividends will be paid by check or direct deposit to your bank account. For a partial withdrawal of Plan shares, your dividend reinvestment option will remain the same.
BFC reserves the right to terminate the participation of any Participant in the Plan for any reason and at any time.
20.
What happens to any fractional interest when you terminate participation in the Plan?

Any fractional interest withdrawn will be sold by the Plan Administrator at the then current market value of the Common Stock and a check will be issued for the proceeds, less applicable fees. Current fees, which are subject to change, are a service charge of $25 and processing fees of $0.12 per share sold. Direct registration shares will not be issued for a fractional interest. At its discretion, BFC may close any Plan account that contains less than one share of Common Stock, liquidate the fractional interest and issue a check for the proceeds, less applicable fees.
Sale or Transfer of Shares
21.
How do you sell shares held in the Plan?

If you wish to sell all or a portion of the book-entry shares in your Plan account, you have two options: (i) you can sell the shares directly through the Plan; or (ii) you can request the withdrawal of those shares in accordance with the procedures outlined in Question 19 and arrange to sell the shares through your broker. To sell shares held in certificate form, you must first deposit the certificates in accordance with the procedures in Question 18, and then request a sale.
When selling shares directly through the Plan, you have four choices when requesting a sale:
Market Order:   A market order is a request to sell shares promptly at the current market price. Market order sales are available online through Computershare Investor Center accessible at www.computershare.com/investor. Market order sales are also available by calling the Plan Administrator at 1-800-736-3001 and placing the sale order through the telephone IVR (interactive voice response) or speaking to a service representative. Market order sale requests received through Computershare Investor Center or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern Time). Any orders received after 4:00 p.m. Eastern Time will be placed promptly on the next day the market is open. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or call Computershare directly at 1-800-736-3001. If your market order sale was not filled and you still want the shares to be sold, you will need to re-enter the sale request. The price shall be the market price of the sale obtained by the Plan Administrator’s broker less applicable fees. Current fees, which are subject to change, are a service fee of $25 and processing fees of $0.12 per share sold.
Batch Order:   A batch order is an accumulation of multiple sale requests for a security submitted together as a collective request. You can sell shares by batch order through the Plan by completing and returning the form located on the back of your Dividend Reinvestment Plan statement. All sales requests received in writing will be submitted as batch order sales. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by the Plan Administrator will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. For a batch order sale, the price to each selling Plan participant shall be the weighted average sale price obtained by the Plan Administrator’s broker for the aggregate order placed by the Plan Administrator and executed by the broker, less applicable fees. Current fees which are subject to change are a service charge of $25 and processing fees of $0.12 per share sold.
Day Limit Order:   A day limit order is an order to sell securities when and if they reach a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed after-market hours, the next day the market is open). Depending on the number of securities being sold and the current trading volume in the securities, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at your request made online through Computershare Investor Center at www.computershare.com/investor or by calling the Plan Administrator directly at 1-800-736-3001. Current fees which are subject to change are a service fee of $25 and a processing fees of $0.12 per share sold.

Good-Til-Cancelled (“GTC”) Limit Order:   A GTC limit order is an order to sell securities when and if the securities reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of securities being sold and current trading volume in the securities, sales may be executed in multiple transactions and over more than one day. If shares are traded on more than one day during which the market is open, a separate fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at your request made online through Computershare Investor Center at www.computershare.com/investor or by calling the Plan Administrator directly at 1-800-736-3001. Current fees which are subject to change are a service fee of $25 and a processing fees of $0.12 per share sold.
All per share processing fees include any brokerage commissions the Plan Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share processing fee. Proceeds from each sale of shares through the Plan will be remitted to you less applicable fees and any applicable taxes. Proceeds are normally distributed one business day after a Participant’s sale transaction has settled. You should note that the Plan Administrator cannot stop or cancel any outstanding sale or request for the issuance of shares. All requests are final. The Plan Administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, the Plan Administrator may, for various reasons, require a transaction request to be submitted in writing.
An additional fee of $15.00 will be charged if the assistance of a Customer Service Representative is required when selling shares.
No one will have any authority or power to direct the time or price at which shares for the Plan are sold (except for prices specified for day limit orders or GTC limit orders), and no one, other than the Plan Administrator, will select the broker(s) or dealer(s) through or from whom sales are to be made. You should be aware that the price of BFC shares may rise or fall during the period between a request for sale, its receipt by the Plan Administrator and the ultimate sale on the open market. Instructions for a market order or a batch sale are binding and may not be rescinded.
Included with the proceeds, you will receive an advice from the Plan Administrator showing the date of sale, number of shares sold and sale price. As with other plan records received, you should retain these sale documents for your tax records. Additional information regarding the sale of shares through the Plan may be obtained from the Plan Administrator.
Participants who are directors, officers or their immediate family members may also be subject to certain restrictions on the timing of sales of Common Stock under BFC’s insider trading rules. (See Question 28). In addition, all sales of shares must be made in compliance with applicable state and federal securities laws. The foregoing summary does not purport to describe those laws, and you should consult with your own legal advisers regarding the applicability of such laws to any sale of your shares.
If you elect to sell shares online at www.computershare.com/investor through Investor Centre, you may utilize the Plan Administrator’s international currency exchange service to convert your sale proceeds to your local currency prior to being sent to you. Receiving your sales proceeds in a local currency and having your check drawn on a local bank avoids the timely and costly “collection” process required for cashing U.S. dollar checks. This service is subject to additional terms and conditions and fees, which you must agree to online.
Summary of Certain Federal Income Tax Consequences
22.
What are the federal income tax consequences of participation in the Plan?

The Internal Revenue Service has ruled that shareholders participating in dividend reinvestment plans similar to the Plan are treated for federal income tax purposes as having received a taxable stock distribution equal to the fair market value of the amount of stock purchased with reinvested dividends (calculated under the Plan as the dollar amount of the reinvested dividends). You may also be subject to an additional 3.8% Medicare tax on net investment income, which applies to dividends received by individuals, estates and trusts.

To the extent distributions made by BFC to its shareholders are treated as made from BFC’s earnings and profits, the distributions will be dividends taxable as ordinary income except to the extent that we designate any portion of such dividend as a “capital gain” dividend or as “qualified dividend income” pursuant to federal income tax rules. Qualified dividend income is taxable at the long-term capital gain rates for individuals.
Participants who purchase shares under the Plan through dividend reinvestment generally will recognize income in an amount equal to the fair market value of a share of Common Stock on the Investment Date multiplied by the number of shares purchased (including any fractional share), plus any per share fees paid by BFC. The tax basis for shares purchased under these circumstances will be equal to the fair market value of the shares on the Investment Date (calculated under the Plan as the purchase price for such shares), plus any per share fees paid by BFC and attributable to the acquisition of the shares. The holding period for such shares will commence on the day after the Investment Date.
The Internal Revenue Service also has ruled that purchases of stock with voluntary cash payments under a dividend reinvestment plan that contained provisions substantially similar to those for voluntary cash purchases under the Plan did not result in income to participants making such purchases. Accordingly, Participants who purchase Common Stock under the Plan with voluntary cash payments should not recognize income in connection with such purchases. The tax basis of shares purchased under these circumstances will be equal to the purchase price increased by fees paid directly by the shareholder (or, to the extent included in gross income, fees paid on the shareholder’s behalf by BFC) to acquire the shares. The holding period for such shares will commence on the day after the Investment Date.
In the case of any shareholder for whom federal income tax withholding on dividends is required and in the case of a foreign shareholder whose income is subject to federal income tax withholding, BFC will reinvest dividends net of the amount of tax required to be withheld.
Dividends reinvested under the Plan by corporate shareholders may be eligible for the 50% dividends-received deduction.
A Participant whose fractional interest in a share of Common Stock is liquidated for cash under the Plan generally will recognize capital gain or loss in an amount equal to the difference between the cash payment and the Participant’s tax basis in the fractional interest. Whether any such gain or loss will be taxed as long-term or short-term capital gain or loss will depend upon the Participant’s holding period.
The foregoing summary of certain federal income tax consequences is general and does not purport to cover every situation. Moreover, it does not include a discussion of state and local income tax consequences of participation in the Plan. You should consult with your own tax advisers regarding the federal, state and local tax consequences in your particular circumstances.
Other Information
23.
What happens if BFC issues a stock dividend, declares a stock split or has a rights offering with respect to Common Stock?

Any shares resulting from a stock dividend or stock split with respect to Common Stock (whole shares and any fractional interest) in your Plan account will be credited to your account. The basis for any rights offering will include the shares of Common Stock and any fractional interest credited to your Plan account. The number and class of shares subject to the Plan will be adjusted to reflect such events as stock dividends, stock splits, recapitalizations and like changes.

24.
How will the shares of Common Stock credited to your Plan account be voted at a shareholders meeting?

If on the record date for a shareholders meeting there are shares of Common Stock credited to your account under the Plan, you will be sent proxy materials for that meeting. You will be entitled to vote all shares of Common Stock (including fractional interests) credited to your Plan account. You may vote by proxy or in person at any such meeting.
25.
What are the responsibilities and duties of the Plan Administrator?

The Plan Administrator receives the Participants’ dividend payments and voluntary cash payments, invests such amounts in additional shares of Common Stock, maintains continuing records of each Participant’s account, and advises Participants as to all transactions in and the status of their accounts. The Plan Administrator acts in the capacity of agent for the Participants.
In administering the Plan, the Plan Administrator will not be liable for any act or omission to act done in good faith, including, without limitation, any claim for liability arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of written notice of such death, or with respect to the prices or times at which shares are purchased or sold (except for prices specified for day limit orders or GTC limit orders) for you. The Plan Administrator shall have no duties, responsibilities or liabilities except such as are expressly set forth in the Plan.
In no event shall BFC, the Plan Administrator or their agents have any liability as to any inability to purchase shares or as to the timing of any purchase.
All transactions in connection with the Plan shall be governed by the laws of the State of Wisconsin.
26.
May the Plan be modified or discontinued?

BFC reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications to the Plan. BFC will endeavor to notify Participants of any such suspension, termination or modification, but the absence of notification will not affect the effectiveness of the suspension, termination or modification. Changes or termination to the Plan will not affect a Participant’s rights as a shareholder in any way and any book-entry shares owned will continue to be credited to a Participant’s account unless specifically requested otherwise. In addition, BFC may adopt rules and procedures for the administration of the Plan, interpret the provisions of the Plan and make any necessary determinations relating thereto. Any such rules, procedures, interpretations and determinations will be final and binding.
27.
May a Participant pledge shares held in the Participant’s account under the Plan?

No. If you wish to pledge shares in your Plan account, you must first withdraw the shares from the Plan in accordance with the procedures outlined in Question 19.
28.
Are there any special restrictions on the sale or transfer of shares of Common Stock purchased under the Plan?

Participants who are directors or officers of BFC or their immediate family members may be subject to BFC’s insider trading rules, which, among other things, may impose certain restrictions on the timing of sales of Common Stock. Participants who are directors or officers or members of their immediate families are strongly urged to review the applicable provisions of the BFC’s insider trading policies and procedures for complete details.
Participants who are considered “affiliates” of BFC, which may include BFC directors and executive officers, may only sell their shares of Common Stock acquired under the Plan in compliance with the resale provisions of Rule 144 under the Securities Act or as otherwise permitted under the Securities Act. Furthermore, Participants may not sell shares of Common Stock if they are aware of material nonpublic information concerning BFC or its securities.

29.
Does participation in the Plan entail any risks?

Yes. Participation in the Plan involves the purchase of shares of Common Stock. In purchasing stock, Participants take a certain risk with their money. Stock prices may fall or rise depending on financial and other developments at BFC, as well as circumstances in the broad stock market. General economic conditions and political events can also influence stock prices.
BFC cannot provide any assurance that shares purchased under the Plan will, at any particular time, be worth as much or more than their purchase price. In other words, there is a risk that if a Participant sells the shares of Common Stock, he or she will receive less than what was paid for the shares.

USE OF PROCEEDS
BFC will not receive any proceeds from the purchase by Participants through the Plan of shares in the open market. If we do, however, issue or sell shares to the Plan, then we intend to use the proceeds we receive for general corporate purposes.
LEGAL MATTERS
A legal opinion to the effect that the shares of Common Stock offered hereby, upon their issuance or sale in accordance with the terms of the Plan, shall be validly issued, fully paid and nonassessable, will be rendered for us by our Corporate Secretary and General Counsel.
EXPERTS
The consolidated financial statements as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of Dixon Hughes Goodman LLP and Porter Keadle Moore, LLC, independent registered public accounting firms for fiscal years 2019 and 2018, respectively, incorporated herein by reference, given on the authority of said firms as experts in auditing and accounting.
INDEMNIFICATION
BFC’s Articles of Incorporation and Bylaws provide for indemnification of present and past directors, officers, and such other persons as the Board of Directors may authorize. BFC has purchased directors’ and officer’s liability insurance for directors and officers of BFC. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution

The expenses payable by BFC in connection with the issuance and distribution of the securities being registered are estimated to be:
Registration Fee (for initial Registration Statement)	$1,643.27
Legal Fees and Expenses	$15,000
Accountant’s Fees and Expenses	$9,000
Printing	$1,835
Plan Administrator and Transfer Agent Fees and Expenses	$5,500
Miscellaneous Expenses	—
TOTAL	$32,978.27

Item 15.
Indemnification of Directors and Officers

Indemnification
Article X of BFC’s Articles of Incorporation and Article VIII of BFC’s Bylaws provide that BFC shall indemnify, to the fullest extent permitted by Wisconsin Business Corporation Law, each person who may serve or who has served at any time as a director or officer of BFC or of any of its subsidiaries, or who at the request of BFC may serve or at any time has served as a director, officer, partner, trustee, member of any decision-making committee, employee or agent of, or in a similar capacity with, another organization, for all reasonable expenses incurred in connection with any proceeding to the extent he or she has been successful on the merits or otherwise. The Wisconsin Business Corporation Law provides that BFC shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of BFC against reasonable expenses incurred by him or her in connection with the proceeding.
In cases where a director or officer is not successful on the merits or otherwise, BFC shall indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of BFC, unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to BFC and the breach or failure to perform constitutes any of the following: (1) a willful failure to deal fairly with BFC or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (2) a violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (3) a transaction from which the director or officer derived an improper personal profit; or (4) willful misconduct.
In determining whether indemnification is required, the director or officer seeking indemnification shall select one of the following means for determining his or her right to indemnification:
(1) By a majority vote of a quorum of the board of directors consisting of directors who are not at the time parties to the same or related proceedings. If a quorum of disinterested directors cannot be obtained, by majority vote of a committee duly appointed by the board of directors and consisting solely of two or more directors who are not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee;
(2) By independent legal counsel selected by a quorum of the board of directors or its committee in the manner prescribed in paragraph (1) above or, if unable to obtain such a quorum or committee, by a majority vote of the full board of directors, including directors who are parties to the same or related proceedings; or

(3) By the court conducting the proceedings or another court of competent jurisdiction, either on application by the director or officer for an initial determination or an application for review of an adverse indemnification under paragraph (1) or (2) above.
The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of a director or officer is not required.
Indemnification by BFC includes payment by BFC of reasonable expenses incurred in defending a proceeding in advance of the final disposition of such action or proceeding upon receipt from the person to be indemnified of  (i) a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to BFC and (ii) a written undertaking, executed personally or on his or her behalf, to repay the allowance and, if required by BFC, to pay reasonable interest on the allowance to the extent that it is ultimately determined that indemnification is not required and that indemnification is not ordered by a court. This undertaking shall be an unlimited general obligation of the director or officer and may be accepted without reference to his or her ability to repay the allowance, and may be secured or unsecured.
Federal Deposit Insurance Corporation regulations impose limitations on indemnification payments which could restrict, in certain circumstances, payments by BFC or its bank subsidiary, to their respective directors or officers otherwise permitted under the Wisconsin Business Corporation Act.
The aforementioned provisions shall also apply where a person or such person’s estate or personal representative is made or threatened with being made a party to any proceeding described in the Bylaws by reason of the fact that such person is or was an employee of BFC, except that in addition to the categories of conduct made applicable to officers and directors in relation to which BFC has no duty to indemnify, BFC also shall have no duty to indemnify the employee against liability and reasonable expenses incurred by him or her in any such proceeding if liability was incurred because the person breached or failed to perform a duty he or she owed to BFC and the breach or failure to perform constituted material negligence or material misconduct in performance of the employee’s duties to BFC.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 is concerned, under Wisconsin Business Corporation Law, it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisors.
The Wisconsin Business Corporation Law permits BFC to purchase insurance on behalf of its directors and officers against liability arising out of their positions with BFC (or positions held with another entity at the request of BFC), whether or not the liabilities would be within the indemnification provisions described above. Under an insurance policy maintained by BFC, its directors and officers are insured within the limits and subject to the limitations of the policy, against specified expenses in connection with the defense of specified claims, actions, suits or proceedings, and specified liabilities which might be imposed as a result of claims, actions, suits or proceedings, which may be brought against them by reason of being or having been directors and officers of BFC.
Limitation of Director Liability
Section 180.0828 of the Wisconsin Business Corporation Law permit corporations to limit the personal liability of their directors and officers in circumstances similar to the ones that form the exceptions to indemnification of directors as described above. BFC’s Bylaws mirror the statute and provide that its directors and officers shall not be personally liable to it or its shareholders for monetary damages arising from a breach of or failure to perform, unless the breach or failure to perform constitutes any of the following (1) a willful failure to deal fairly with BFC or shareholders in connection with a matter in which the director or officer had a material conflict of interest; (2) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (3) a transaction from which the director or officer derived an improper personal profit; or (4) willful misconduct. However, this limitation of liability does not apply to the liability of a director or officer for improper declaration of dividends, distribution of assets, corporate purchase of its own shares, distribution of assets to shareholders during liquidation, or for corporate loans made to an officer or director under Wisconsin Business Corporation Law Section 180.0832(1).

Item 16. Exhibits
Exhibit Number	Description
3.1	Restated Articles of Incorporation of Bank First Corporation (filed as Exhibit 3.1 to the Company’s Registration Statement on Form 10-12B/A (File No. 001-38676) filed with the SEC on October 17, 2018 and incorporated herein by reference).
3.2	Amended and Restated Bylaws of Bank First Corporation (filed as Exhibit 3.2 to the Company’s Registration Statement on Form 10-12B/A (File No. 001-38676) filed with the SEC on October 17, 2018 and incorporated herein by reference.)
4	Bank First Corporation Dividend Reinvestment Plan. Set forth in full in the prospectus.
5	Opinion of Kelly M. Dvorak, Esq. regarding the legality of the securities offered.
23.1	Consent of Kelly M. Dvorak, Esq. included in Exhibit 5 and incorporated here by reference.
23.2	Consent of Dixon Hughes Goodman LLP
23.3	Consent of Porter Keadle Moore, LLC
24	Power of Attorney is included on the signature pages of the registration statement
99(a)	Enrollment Form
99(b)	Letter to Shareholders
Item 17. Undertakings
(a)    The registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registrant statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on June 12, 2020.
BANK FIRST CORPORATION
By	/s/ Michael B. Molepske Michael B. Molepske Chief Executive Officer and President (Principal Executive Officer)
By	/s/ Kevin M. LeMahieu Kevin M. LeMahieu Chief Financial Officer (Principal Financial Officer)
Each person whose signature appears below constitutes and appoints Michael B. Molepske and Kevin M. LeMahieu, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 12, 2020.
/s/ Michael G. Ansay Michael G. Ansay, Chairman of the Board, Director	/s/ Robert D. Gregorski Robert D. Gregorski, Director
/s/ Mary-Kay H. Bourbulas Mary-Kay H. Bourbulas, Director	/s/ Judy L. Heun Judy L. Heun, Director
/s/ Donald R. Brisch Donald R. Brisch, Director	/s/ Michael B. Molepske Michael B. Molepske, Director
/s/ Michael P. Dempsey Michael P. Dempsey, Director	/s/ Katherine M. Reynolds Katherine M. Reynolds, Director
/s/ David R. Sachse David R. Sachse, Director	/s/ Peter J. Van Sistine Peter J. Van Sistine, Director
/s/ Stephen E. Johnson Stephen E. Johnson, Director	/s/ Robert W. Holmes Robert W. Holmes, Director

EXHIBIT INDEX
Exhibit Number	Description
3.1	Restated Articles of Incorporation of Bank First Corporation (filed as Exhibit 3.1 to the Company’s Registration Statement on Form 10-12B/A (File No. 001-38676) filed with the SEC on October 17, 2018 and incorporated herein by reference).
3.2	Amended and Restated Bylaws of Bank First Corporation (filed as Exhibit 3.2 to the Company’s Registration Statement on Form 10-12B/A (File No. 001-38676) filed with the SEC on October 17, 2018 and incorporated herein by reference.)
4	Bank First Corporation Dividend Reinvestment Plan. Set forth in full in the prospectus.
5	Opinion of Kelly M. Dvorak, Esq. regarding the legality of the securities offered.
23.1	Consent of Kelly M. Dvorak, Esq. included in Exhibit 5 and incorporated here by reference.
23.2	Consent of Dixon Hughes Goodman LLP
23.3	Consent of Porter Keadle Moore, LLC
24	Power of Attorney is included on the signature pages of the registration statement
99(a)	Enrollment Form
99(b)	Letter to Shareholders